_______________________________________________________________________
_______________________________________________________________________



                 SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

              __________________________________________


                              FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): November 4, 1996


 _____________________________________________________________________

                    COMMISSION FILE NUMBER 0-17714

 _____________________________________________________________________



                      BIOPOOL INTERNATIONAL, INC.
        (Exact name of Registrant as specified in its charter)




           DELAWARE                                  58-1729436
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)





                         6025 NICOLLE STREET
                      VENTURA, CALIFORNIA 93003
               (Address of principal executive offices)



                           (805) 654-0643
         (Registrant's telephone number including area code)




_______________________________________________________________________
_______________________________________________________________________
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ITEM 5. OTHER EVENTS

    Reference is made to the press release of Registrant, issued on November 4, 1996, which contains information meeting the requirements of this Item 5, and which is incorporated herein by this reference. A copy of the press release is attached to this Form 8-K as Exhibit "A."
















































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                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:       November 8, 1996          BIOPOOL INTERNATIONAL, INC.
       ___________________________    _________________________________
                                      (Registrant)





                                      /s/ Michael D. Bick, Ph.D.
                                      _________________________________
                                      Michael D. Bick, Ph.D.
                                      Chief Executive Officer and
                                      Chairman of the Board





























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                              EXHIBIT A



CONTACTS:    Michael D. Bick, Ph.D.
             Chairman and Chief Executive Officer

             Carol Hill
             Corporate Communications
             (805) 654-0643


FOR IMMEDIATE RELEASE


    BIOPOOL INTERNATIONAL ENTERS INTO AGREEMENT TO ACQUIRE
      BLOOD GROUP SEROLOGY BUSINESS FROM ORGANON TEKNIKA


VENTURA, California (November 4, 1996)--Biopool International, Inc. (Nasdaq:BIPL) today announced that it has signed a definitive Sales and Purchase Agreement to acquire the assets of the Blood Group Serology (BGS) business from Organon Teknika. Organon Teknika is a business unit of Akzo Nobel headquartered in Arnhem, the Netherlands. The BGS product line consists of over 75 products used by blood bank facilities located in hospitals, blood ce nters, and commercial reference laboratories to screen for specific antibodies and to group and type whole blood. The worldwide market for blood serology reagents and RhIG products is currently estimated to be $435 million.

The BGS product line is sold in over 30 countries worldwide and is the fourth largest in the U.S., enjoying an approximate 5% market share. 1996 revenues from BGS products are expected to be approximately $7 million, nearly doubling Biopool's current revenue base.

The BGS assets to be acquired include a 36,000 square foot facility in West Chester, Pennsylvania; approximately 50 employees at that site; 10 outside sales representatives; and equipment, technology, and certain cell lines associated with the BGS business. Sales of Biopool's BGS and hemostasis products in the U.S. will be carried out by a combined sales force of 12 full-time representatives, working closely with key distributors. Outside the U.S., the BGS product line will continue to be distributed in most countries by the Organon Teknika affiliates who currently sell those products, pursuant to a two-year distribution agreement between Organon Teknika and Biopool.

Michael D. Bick, Ph.D., Biopool's chief executive officer, said,
"We are very excited about the potential offered by this acquisition. The BGS product line has a long history of quality



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Biopool International, Inc.
November 4, 1996
Page 2



and represents a comprehensive product offering to the blood bank laboratory. There is a great deal of synergy between the BGS products and existing Biopool hemostasis products, which we feel will enable us to promote a more comprehensive product line to our customers. In addition, the distribution agreement with Organon Teknika for non-U.S. sales will assure that there is no disruption of supply to existing customers for the BGS products, while at the same time creating exciting opportunities for the distribution of existing Biopool products, and ultimately, expansion of our business globally."

Although the purchase agreement contains certain conditions which must be fulfilled prior to closing, the deal is expected to close by December 31, 1996. Although the specific terms of the deal have not been disclosed, Biopool expects to pay the all-cash purchase price through debt and possibly equity financing.

Founded in 1987, Biopool International develops, manufactures, and markets a full range of test kits to assess and diagnose disorders of blood coagulation, thrombotic risk factors, fibrinolysis, platelet function, and the vascular system, as well as specialty chemistry controls used to monitor and measure the presence of drugs of abuse. The Company's products are sold to hospitals and clinical and reference laboratories on a world-wide basis through an extensive network of distributors.

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